UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 3, 2008
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51663	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Anderson Mill Road, Suite 230, Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)

(512) 828-6980
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 8 - OTHER EVENTS

Item 8.01        Other Events.

Goliad County notice

Uranium Energy Corp. (the "Company") has recently been informed that counsel for Goliad County has issued a notice of intent to file litigation citing the Company for alleged infractions of the Safe Drinking Water Act in connection with the Company's exploration activities in Goliad County. This proposed claim regarding the Company's exploration activities is completely without merit and will be vigorously defended by the Company, if filed. The responsible state agency with sole jurisdiction over the Company's exploration activities has already thoroughly investigated the County's complaint and has found the Company to be in compliance with all applicable regulatory and environmental requirements.

Specifically, as the agency noted in an April 2007 letter to the County's attorney, the State agency hydrologist "concluded from the available information that no ground-water contamination has occurred as a result of the drilling activities." The state agency concluded its letter by noting that "[t]o date, the Commission's investigation of your complaint has not revealed any practice or activity within the approved permit area that has adversely affected the wells identified in your complaint or the related aquifer, or is out of compliance with the Texas Uranium Mining Regulations...." Later in a September 2007 letter to the Goliad groundwater district, the agency reiterated its findings: the agency's "investigation of your complaint has not revealed any practice or activity at UEC's Uranium Exploration Permit No. 123 that is out of compliance.... We consider this investigation to be closed."

The Company's Goliad Project has been inspected on a monthly basis since the close of the investigation, and no violations have been noted. In fact, an inspection report from November of 2007 observed that "prompt attention" to site restoration during exploration was apparent and "the area inspected looked very good." The Company is dedicated to full compliance with all aspects of the state regulatory process and will continue to focus its attention and efforts on obtaining all necessary authorizations for its Goliad Project.

Claim for legal fees

The Company has also been recently informed that it has been named as a defendant in a claim filed in the United States District Court for the Eastern District of New York for $33,000 in legal fees in connection with the Company's prior and amicable settlement of a short-swing profit matter under Section 16(b) of the United States Securities Exchange Act of 1934, as amended, by a non-management shareholder of the Company. The plaintiff acted as counsel for the shareholder. The Company believes that the legal fees sought are highly unreasonable for the work performed by the plaintiff and intends to vigorously defend against the claim.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired.

Not applicable.

(b)       Pro forma financial information.

Not applicable.

(c)       Shell company transactions.

Not applicable.

(d)       Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM ENERGY CORP.

Date: March 3, 2008.	s/s "Amir Adnani"
By: __________________________________ Name: Amir Adnani Title: President, Chief Executive Officer, Principal Executive Officer and a director

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